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                                                  ISSUER FREE WRITING PROSPECTUS
                  (SUPPLEMENTING PRELIMINARY PROSPECTUS DATED NOVEMBER 22, 2005)
                                                      FILED PURSUANT TO RULE 433
                                           REGISTRATION STATEMENT NO. 333-126944


DealerTrack Holdings, Inc. has priced its initial public offering at $17.00 per share.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-524-4462.